Exhibit 10.1

                       SUMMARY OF COMPENSATORY ARRANGEMENT
                            WITH WILLIAM W. SHERERTZ

            The board of directors has approved an annual cash payment totaling approximately $139,500 to William W. Sherertz, President and Chief Executive Officer, to enable him to maintain in force certain life insurance policies.